Exhibit 10.6

FORM OF

SECOND CONTRIBUTION AND CONVEYANCE AGREEMENT

This SECOND CONTRIBUTION AND CONVEYANCE AGREEMENT, dated as of [__], 2007, is entered into by and among Navios Maritime Holdings Inc., a Marshall Islands corporation (“Navios Maritime”); Anemos Maritime Holdings Inc., a Marshall Islands corporation and a wholly-owned subsidiary of Navios Maritime (“Anemos”); Navios GP L.L.C., a Marshall Islands limited liability company (“GP LLC”); Navios Maritime Partners L.P., a Marshall Islands limited partnership (the “MLP”); and Navios Maritime Operating L.L.C., a Marshall Islands limited liability company (the “OLLC”). The foregoing shall be referred to individually as a “Party” and collectively as the “Parties.” Certain capitalized terms have the meanings assigned to them in Article I hereof,

RECITALS

A. Navios Maritime and GP LLC have formed the MLP pursuant to the Marshall Islands Limited Partnership Act (the “Marshall Islands LP Act”) for the purpose of, among other things, acquiring and owning all of the outstanding shares of capital stock of and operating all of the assets of certain indirect subsidiaries of Navios Maritime that own and operate vessels. The respective Boards of Directors of Navios Maritime, Anemos and the MLP have prior to this Agreement authorized the Parties to effect the actions set forth below at the times and in the order set forth below.

B. To accomplish the objectives and purposes in the preceding recital, the following actions have been taken prior to the date hereof:

1. Navios Maritime formed GP LLC under the terms of the Marshall Islands Limited Liability Company Act (the “Marshall Islands LLC Act”) and contributed $1000 in exchange for all of the member interests in GP LLC.

2. GP LLC and Navios Maritime formed the MLP, to which GP LLC contributed $20 and Navios Maritime contributed $980 in exchange for a 2% general partner interest and 98% limited partner interest, respectively.

3. The MLP formed the OLLC pursuant to the Marshall Islands LLC Act and contributed $[1000] in exchange for all of the member interests in the OLLC.

4. The MLP made an election to be classified as an association taxable as a corporation for U.S. federal income tax purposes, effective as of formation.

5. Navios Maritime, Anemos, GP LLC, the MLP and the OLLC entered into a First Contribution and Conveyance Agreement, dated as of [__], 2007 (the “First Contribution Agreement”), whereby (a) Anemos sold to the MLP all of the outstanding shares of capital stock of the subsidiary named on Schedule A to the First Contribution Agreement and (b) the MLP issued to Navios Maritime and Navios Maritime received 4,195,000 Subordinated Units (the “Initial Subordinated Units”).

C. At the Effective Time, each of the following matters shall occur:

1. Anemos will sell to the MLP, subsequent to the execution of the Purchase Agreement, all of the outstanding shares of capital stock of the subsidiaries named on Schedule A hereto (collectively, the “Vessel Owning Subsidiaries”). As consideration therefor, Anemos will direct the MLP to issue to Navios Maritime, and Navios Maritime will receive (a) all of the Net Public Offering Proceeds and the Private Offering Proceeds, in an aggregate amount equal to $[_____], (b) $160,000,000 of the $165,000,000 borrowed by the MLP at or before the Effective Time under the Bank Credit Facility, (c) 3,426,843 Subordinated Units, which, collectively with the Initial Subordinated Units, will represent a 41.2% limited partner interest in the MLP, subject to adjustment in accordance with Section 3.01 in the event that the Underwriters exercise their overallotment option, and (d) the Incentive Distribution Rights.

2. [Navios Maritime’s original 98% limited partner interest in the MLP will be converted into 7,621,843Subordinated Units.]

3. GP LLC’s original 2% general partner interest in the MLP will be converted into 369,864 General Partner Units.

4. The MLP will transfer the Interests to the OLLC.

5. Navios Maritime will transfer the Incentive Distribution Rights to GP LLC.

6. Navios Maritime, through the underwriters of the Offering (the “Underwriters”) and pursuant to the Purchase Agreement, will sell 10,000,000 Common Units to the public in exchange for $[_____] (the “Public Offering Proceeds”).

7. Navios Maritime pursuant to a Common Unit purchase agreement will sell 500,000 Common Units to Angeliki Frangou in exchange for $[_____] (the “Private Offering Proceeds”).

8. Navios Maritime will use the Public Offering Proceeds (a) to pay the underwriting discounts and commissions and the advisory fee payable to [Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated] of $[_____] (which may be withheld by the Underwriters from the Public Offering Proceeds as payment thereof) and (b) to pay other transaction expenses incurred by Navios Maritime in connection with the Offering of approximately $[______] (the Public Offering Proceeds remaining after deducting the amounts described in this Recital C.8 shall constitute the “Net Public Offering Proceeds”).

9. The agreements of limited partnership and the limited liability company agreements of the aforementioned entities will be amended and restated to the extent necessary to reflect the applicable matters set forth above, in Article II of the First Contribution Agreement and in Article II and Article III of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the Parties undertake and agree as follows:

ARTICLE I

Definitions

Section 1.01. Definitions. The following capitalized terms have the meanings given below.

“Agreement” means this Second Contribution and Conveyance Agreement.

“Anemos” has the meaning assigned to such term in the preamble to this Agreement.

“Attorney-In-Fact” has the meaning assigned to such term in Section 5.02.

“Bank Credit Facility” means the revolving credit agreement dated [___], 2007 by and among the MLP, as the borrower, the banks and financial institutions named therein, and the other parties thereto.

“Common Unit” has the meaning assigned to such term in the Partnership Agreement.

“Conveyed Interests” has the meaning assigned to such term in Section 5.02.

“Conveying Parties” has the meaning assigned to such term in Section 5.02.

“Effective Time” means the time when the transactions contemplated by Article II hereof have been consummated.

“First Contribution Agreement” has the meaning assigned to such term in Recital B.5 of this Agreement.

“General Partner Unit” has the meaning assigned to such term in the Partnership Agreement.

“GP LLC” has the meaning assigned to such term in the preamble to this Agreement.

“Hazardous Substances” has the meaning assigned to such term in the Omnibus Agreement.

“Incentive Distribution Right” has the meaning assigned to such term in the Partnership Agreement.

“Initial Subordinated Units” has the meaning assigned to such term in Recital B.5 of this Agreement.

“Interests” means the shares of capital stock of the Vessel Owning Subsidiaries and other rights and interests sold and conveyed to the MLP (or intended so to be) pursuant to this Agreement.

“Laws” means any and all laws, statutes, ordinances, rules or regulations promulgated by a governmental authority, orders of a governmental authority, judicial decisions, decisions of arbitrators or determinations of any governmental authority or court.

“MLP” has the meaning assigned to such term in the preamble to this Agreement.

“Marshall Islands LLC Act” has the meaning assigned to such term in Recital B.1 of this Agreement.

“Marshall Islands LP Act” has the meaning assigned to such term in Recital A of this Agreement.

“Navios Maritime” has the meaning assigned to such term in the preamble to this Agreement.

“Net Over-Allotment Proceeds” has the meaning assigned to such term in Section 3.01.

“Net Public Offering Proceeds” has the meaning assigned to such term in Recital C.8 of this Agreement.

“OLLC” has the meaning assigned to such term in the preamble to this Agreement.

“Omnibus Agreement” means the Omnibus Agreement dated of even date herewith, by and among Navios Maritime, GP LLC, the OLLC and the MLP.

“Over-Allotment Proceeds” has the meaning assigned to such term in Section 3.01.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the MLP, as it may be amended from time to time.

“Partnership Group” has the meaning assigned to such term in the Omnibus Agreement.

“Party and Parties” have the meanings assigned to such terms in the preamble to this Agreement.

“Private Offering” means the offering and sale of 500,000 Common Units by

Navios Maritime to Angeliki Frangou.

“Private Offering Proceeds” has the meaning assigned to such term in Recital C.7 of this Agreement.

“Public Offering” means the initial public offering and sale of 10,000,000 Common Units by Navios Maritime to the public.

“Public Offering Proceeds” has the meaning assigned to such term in Recital C.6 of this Agreement.

“Registration Statement” means the registration statement on Form F-1 (File No. [______]) filed by the MLP relating to the Public Offering, as it may be amended.

“Specific Conveyances” has the meaning assigned to such term in Section 2.09.

“Subordinated Units” has the meaning assigned to such term in the Partnership Agreement.

“Underwriters” has the meaning assigned to such term in Recital C.6 of this Agreement.

“Purchase Agreement” means the Purchase Agreement by and among Navios Maritime, the GP LLC, the MLP, the OLLC, the Underwriters and the other parties thereto, dated as of [___], 2007.

“Vessel Owning Subsidiaries” has the meaning assigned to such term in Recital C.1 of this Agreement.

“Vessels” has the meaning assigned to such term in Section 4.01(d).

ARTICLE II

Contribution and Conveyance

Section 2.01. Sale by Anemos of Interest in Vessel Owning Subsidiaries. Anemos hereby sells to the MLP, subsequent to the execution of the Purchase Agreement, all of the outstanding shares of capital stock in the Vessel Owning Subsidiaries as set forth on Schedule A hereto.

Section 2.02. Issuance of Cash, New Units and Incentive Distribution Rights. The MLP hereby issues, at the direction of Anemos, to Navios Maritime (a) all of the Net Public Offering Proceeds and the Private Offering Proceeds, in an aggregate amount equal to $[_____], (b) $160,000,000 of the $165,000,000 borrowed by the MLP at or before the Effective Time under the Bank Credit Facility, (c) 3,426,843 Subordinated Units, which, collectively with the First Issued Subordinated Units, will represent a 41.2% limited partner interest in the MLP, subject to adjustment in accordance with Section 3.01 in the event that the Underwriters exercise their overallotment option, and (d) the Incentive Distribution Rights, as consideration for the all of the outstanding shares of capital stock of the Vessel Owning Subsidiaries.

[Section 2.03. Conversion of Navios Maritime’s Limited Partner Interest. The MLP hereby converts Navios Maritime’s original 98% limited partner interest into 369,864 Subordinated Units, subject to adjustment in accordance with Section 3.01 in the event that the Underwriters exercise their overallotment option.]

Section 2.04. Conversion of GP LLC’s General Partner Interest. The MLP hereby converts GP LLC’s original 2% general partner interest into 369,864 General Partner Units.

Section 2.05. MLP Receipt of Capital Stock of Vessel Owning Subsidiaries. As consideration for (a) all of the Net Public Offering Proceeds and the Private Offering Proceeds, in an aggregate amount equal to $[_____], (b) $160,000,000 of the $165,000,000 borrowed by the MLP at or before the Effective Time under the Bank Credit Facility, (c) 3,426,843 Subordinated Units, which, collectively with the First Issued Subordinated Units, will represent a 41.2% limited partner interest in the MLP, subject to adjustment in accordance with Section 3.01 in the event that the Underwriters exercise their overallotment option, and (d) the Incentive Distribution Rights, the MLP hereby acknowledges receipt of the shares of outstanding capital stock of the Vessel Owning Subsidiaries.

Section 2.06. Navios Maritime Receipt of Cash, New Units and Incentive Distribution Rights. As consideration for the shares of capital stock of the Vessel Owning Subsidiaries, Navios Maritime hereby acknowledges receipt of (a) all of the Net Public Offering Proceeds and the Private Offering Proceeds, in an aggregate amount equal to $[_____], (b) $160,000,000 of the $165,000,000 borrowed by the MLP at or before the Effective Time under the Bank Credit Facility, (c) 3,426,843 Subordinated Units, which, collectively with the First Issued Subordinated Units, will represent a 41.2% limited partner interest in the MLP, subject to adjustment in accordance with Section 3.01 in the event that the Underwriters exercise their overallotment option, and (d) the Incentive Distribution Rights.

Section 2.07. Transfer of Interests to OLLC. The MLP hereby transfers all of the Interests to the OLLC, and the OLLC hereby acknowledges receipt of such Interests.

Section 2.08. Transfer of Incentive Distribution Rights to GP LLC. Navios Maritime hereby transfers the Incentive Distribution Rights to GP LLC, and GP LLC hereby acknowledges receipt of such Incentive Distribution Rights.

Section 2.09. Specific Conveyances. To further evidence the sale of the Interests reflected in this Agreement, each party making such sale may have executed and delivered to the party receiving such Interest being sold certain conveyance, assignment and bill of sale instruments (the “Specific Conveyances”). The Specific Conveyances shall evidence and perfect such sale made by this Agreement and shall not constitute a second conveyance of any assets or interests therein and shall be subject to the terms of this Agreement.

ARTICLE III

Additional Transaction

Section 3.01. Exercise of the Over-Allotment Option. In the event the Underwriters exercise their over-allotment option, (a) the MLP shall issue to Navios Maritime up to 1,500,000 additional Common Units which Navios Maritime, through the Underwriters and pursuant to the Purchase Agreement, will sell to the public in exchange for $[_________] (the “Over-Allotment Proceeds”) and (b) the MLP shall redeem from Navios Marine and Navios Marine will transfer to the MLP such number of Subordinated Units equal to the number of Common Units for which the Underwriters exercised their overallotment option. Navios Maritime will use part of the Over-Allotment Proceeds to [(a) pay the underwriting discounts and commissions and the advisory fee payable to [Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated] of $[___________] and (b) pay other transaction expenses incurred by Navios Maritime in connection with the exercise of the over-allotment option] (the Over-Allotment Proceeds remaining after deducting the amounts described in this section 3.01 shall constitute the “Net Over-Allotment Proceeds”). Navios Maritime will retain the Net Over-Allotment Proceeds, if any, and use such proceeds to repay indebtedness or for general corporate purposes.

ARTICLE IV

Representations and Warranties of Anemos; Disclaimer

Section 4.01 Representations and Warranties of Anemos. Anemos represents and warrants that:

(a) Each of the Vessel Owning Subsidiaries is a corporation duly incorporated, organized and validly existing in good standing under the laws of the Republic of The Marshall Islands and has all requisite power and authority to operate its assets and conduct its business as described in the Registration Statement;

(b) The execution and delivery of this Agreement and all documents, instruments and agreements required to be executed and delivered by it pursuant to this Agreement, and the completion of the transactions contemplated by this Agreement, have been duly authorized by all necessary action on its part, and this Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws of general application affecting the enforceability of remedies and rights of creditors and except that equitable remedies such as specific performance and injunction are in the discretion of a court;

(c) The execution, delivery and performance by it of this Agreement will not conflict with or result in any violation of or constitute a breach of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under any provision of: (i) its or any Vessel Owning Subsidiary’s articles of incorporation or by-laws or other organizational documents; (ii) any lien, encumbrance, security interest, pledge, mortgage, charge, other claim, bond, indenture, agreement, contract, franchise license, permit or other instrument or obligation to which it or any Vessel Owning Subsidiary is a party or is subject or by which any of its or any Vessel Owning Subsidiary’s assets or properties may be bound; (iii) any applicable Law; or (iv) any charter or shipbuilding contract to which any Vessel Owning Subsidiary is a party or any material provision of any material contract to which it or any Vessel Owning Subsidiary is a party or by which its or any Vessel Owning Subsidiary’s properties are bound;

(d) Except as have already been obtained, no consent, permit, approval or authorization of, notice or declaration to or filing with any governmental authority or any other person, including those related to any environmental laws or regulations, is required in connection with the execution and delivery by it of this Agreement or the consummation by it of the transactions contemplated hereunder, and any consents required for the transfer or assignment of the charters and shipbuilding contracts related to the vessels owned by the Vessel Owning Subsidiaries set forth on Schedule A to this Agreement (collectively, the “Vessels”) have been duly obtained;

(e) All of the issued and outstanding shares of capital stock of each Vessel Owning Subsidiary are duly authorized and validly issued in accordance with the articles of incorporation and by-laws of such Vessel Owning Subsidiary and are fully paid and nonassessable;

(f) Anemos owns all of the outstanding shares of capital stock of each Vessel Owning Subsidiary and has good and marketable title thereto, free and clear of all liens, encumbrances, security interests, pledges, mortgages, charges or other claims; [each Vessel Owning Subsidiary, as applicable, owns the Vessel set forth opposite its name on Schedule A hereto with good and marketable title, free and clear of all liens, encumbrances, security interests, pledges, mortgages, charges or other claims, other than those arising under the Bank Credit Facility];

(g) There is no agreement, contract, option, commitment or other right or understanding in favor of, or held by, any person other than the MLP to acquire any Vessel Owning Subsidiary or the assets of any Vessel Owning Subsidiary, including the Vessels, that has not been waived;

(h) Correct and complete copies of the organizational documents of each Vessel Owning Subsidiary (as amended to the date hereof) and each of the charters and shipbuilding contracts to which each Vessel Owning Subsidiary is a party (as amended to the date hereof) have been made available to the MLP;

(i) Each charter and shipbuilding contract is a valid and binding agreement of each contracting Vessel Owning Subsidiary enforceable in accordance with its terms and, to the best knowledge of Anemos, of all other parties thereto enforceable in accordance with its terms;

(j) Each Vessel Owning Subsidiary has fulfilled all material obligations required pursuant to its respective charter and shipbuilding contract to have been performed by it prior to the date hereof and has not waived any material rights thereunder; and no material default or breach exists in respect thereof on its or any Vessel Owning Subsidiary’s part or, to its knowledge, any of the other parties thereto and, to its knowledge, no event has occurred which, after giving of notice or the lapse of time, or both, would constitute such a material default or breach;

(k) Except for such liabilities, debts obligations, encumbrances, defects, restrictions or claims of a general nature and magnitude that would arise in connection with the operation of vessels of the same type as the Vessels in the ordinary course of business, there are no liabilities, debts or obligations of, encumbrances, defects or restrictions with respect to, or claims against any Vessel Owning Subsidiary or any of the assets owned by any Vessel Owning Subsidiary, including the Vessels, other than those arising under the Bank Credit Facility; and

(l) Each Vessel is (i) adequate and suitable for use by the applicable Vessel Owning Subsidiary in such Vessel Owning Subsidiary’s business as presently conducted by it in all material respects as described in the Registration Statement, ordinary wear and tear excepted; (ii) seaworthy in all material respects for hull and machinery insurance warranty purposes and is in good running order and repair; (iii) insured against all risks, and in amounts, consistent with common industry practices; (iv) in compliance with maritime laws and regulations; (v) duly registered under the flag set forth opposite such Vessel’s name on Schedule A hereto; and (vi) in compliance in all material respects with the requirements of its present class and classification society; and all class certificates of each Vessel are clean and valid and free of recommendations affecting class.

Section 4.02 Disclaimer of Warranties; Subrogation; Waiver of Bulk Sales Laws. EXCEPT TO THE EXTENT PROVIDED IN THIS AGREEMENT OR IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT, THE PUBLIC OFFERING OR THE PRIVATE OFFERING, INCLUDING, WITHOUT LIMITATION, THE OMNIBUS AGREEMENT, THE PARTIES ACKNOWLEDGE AND AGREE THAT NONE OF THE PARTIES HAS MADE, DOES NOT MAKE, AND EACH SUCH PARTY SPECIFICALLY NEGATES AND DISCLAIMS, ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, ORAL OR WRITTEN, PAST OR PRESENT, REGARDING (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE ASSETS OWNED BY THE VESSEL OWNING SUBSDIARIES (INCLUDING THE VESSELS), INCLUDING, WITHOUT LIMITATION, THE ENVIRONMENTAL CONDITION OF SUCH ASSETS GENERALLY, INCLUDING, WITHOUT LIMITATION, THE PRESENCE OR LACK OF HAZARDOUS SUBSTANCES OR OTHER MATTERS ON SUCH ASSETS, (B) THE INCOME TO BE DERIVED FROM SUCH ASSETS, (C) THE SUITABILITY OF SUCH ASSETS FOR ANY AND ALL ACTIVITIES AND USES THAT MAY BE CONDUCTED THEREON OR THEREWITH, (D) THE COMPLIANCE OF OR BY SUCH ASSETS OR THEIR OPERATION WITH ANY LAWS (INCLUDING WITHOUT LIMITATION ANY ZONING, ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS), OR (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF SUCH ASSETS. EXCEPT TO THE EXTENT PROVIDED IN THIS AGREEMENT OR IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT, THE PUBLIC OFFERING OR THE PRIVATE

OFFERING INCLUDING, WITHOUT LIMITATION, THE OMNIBUS AGREEMENT, EACH PARTY ACKNOWLEDGES AND AGREES THAT SUCH PARTY HAS HAD THE OPPORTUNITY TO INSPECT THE RESPECTIVE ASSETS OF THE VESSEL OWNING SUBSIDIARIES, AND SUCH PARTY IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE RESPECTIVE ASSETS OF THE VESSEL OWNING SUBSIDIARIES AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY ANY OF THE OTHER PARTIES. EXCEPT TO THE EXTENT PROVIDED IN THIS AGREEMENT OR IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT, THE PUBLIC OFFERING OR THE PRIVATE OFFERING, INCLUDING, WITHOUT LIMITATION, THE OMNIBUS AGREEMENT, NONE OF THE PARTIES IS LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE ASSETS OF THE VESSEL OWNING SUBSIDIARIES FURNISHED BY ANY AGENT, EMPLOYEE, SERVANT OR THIRD PARTY. THIS SECTION SHALL SURVIVE THE SALE AND CONVEYANCE OF THE INTERESTS OR THE TERMINATION OF THIS AGREEMENT. THE PROVISIONS OF THIS SECTION HAVE BEEN NEGOTIATED BY THE PARTIES AFTER DUE CONSIDERATION AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE INTERESTS AND THE ASSETS OF THE VESSEL OWNING SUBSIDIARIES THAT MAY ARISE PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT, OR OTHERWISE, EXCEPT AS SET FORTH IN THIS AGREEMENT OR IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT, THE PUBLIC OFFERING OR THE PRIVATE OFFERING, INCLUDING, WITHOUT LIMITATION, THE OMNIBUS AGREEMENT.

ARTICLE V

Further Assurances; Power of Attorney

Section 5.01. Further Assurances. From time to time after the date hereof, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquaintances and other documents, and will do all such other acts and things, all in accordance with applicable Law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests sold and conveyed by this Agreement or intended so to be and (c) to more fully and effectively carry out the purposes and intent of this Agreement.

Section 5.02. Power of Attorney. Each Party that has conveyed any Interests (the “Conveyed Interests”) pursuant to this Agreement (collectively, the “Conveying Parties”) hereby constitutes and appoints GP LLC (the “Attorney-in-Fact”) its true and lawful attorney-in-fact with full power of substitution for it and in its name, place and stead or otherwise on behalf of the applicable Conveying Party and its successors and assigns, and for the benefit of the Attorney-in-Fact to demand and receive from time to time the Conveyed Interests sold and conveyed by this Agreement (or intended so to be) and to execute in the name of the applicable Conveying Party and its successors and assigns instruments of conveyance, instruments of further assurance and to give receipts and releases in respect of the same, and from time to time to institute and prosecute in the name of the applicable Conveying Party for the benefit of the Attorney-in-Fact, any and all proceedings at law, in equity or otherwise which the Attorney-in-Fact may deem proper in order to (a) collect, assert or enforce any claims, rights or titles of any kind in and to the Conveyed Interests, (b) defend and compromise any and all actions, suits or proceedings in respect of any of the Conveyed Interests, and (c) do any and all such acts and things in furtherance of this Agreement as the Attorney-in-Fact shall deem advisable. Each Conveying Party hereby declares that the appointment hereby made and the powers hereby granted are coupled with an interest and are and shall be irrevocable and perpetual and shall not be terminated by any act of any Conveying Party or its successors or assigns or by operation of law.

ARTICLE VI

Miscellaneous

Section 6.01. Completion of Transactions. The transactions provided for in Articles II and III of this Agreement shall be completed on the dates specified in this Agreement and in the following order: (i) the transactions provided for in Article II shall be completed concurrently and (ii) the transactions provided for in Article III shall be completed in the order set forth therein.

Section 6.02. Survival of Representations and Warranties. The representations and warranties of Anemos in this Agreement and in or under any documents, instruments and agreements delivered pursuant to this Agreement, will survive the completion of the transactions contemplated hereby regardless of any independent investigations that the MLP may make or cause to be made, or knowledge it may have, prior to the Effective Time and will continue in full force and effect for a period of one year from the Effective Time. At the end of such period, such representations and warranties will terminate, and no claim may be brought by the MLP against Anemos thereafter in respect of such representations and warranties, except for claims that have been asserted by the MLP prior to the Effective Time.

Section 6.03. Costs. Anemos shall pay any and all sales, use and similar taxes arising out of the sale, conveyances and deliveries to be made hereunder, and shall pay all documentary, filing, recording, transfer, deed, and conveyance taxes and fees required in connection therewith.

Section 6.04. Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to Articles, Sections and Recitals shall, unless the context requires a different construction, be deemed to be references to the Articles, Sections and Recitals of this Agreement, respectively. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to,” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 6.05. Successors and Assigns. The Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 6.06. No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 6.07. Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.

Section 6.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Republic of The Marshall Islands applicable to contracts made and to be performed wholly within such jurisdiction without giving effect to conflict of law principles thereof, except to the extent that it is mandatory that the law of some other jurisdiction, wherein the Vessels are located, shall apply.

Section 6.09. Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any governmental body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect, as nearly as possible, to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 6.10. Deed; Bill of Sale. Assignment. To the extent required and permitted by applicable Law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the Interests.

Section 6.11. Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties hereto.

Section 6.12. Integration. This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to its subject matter hereof; provided, however, that this Agreement and the instruments referenced herein shall not supersede or nullify the provisions of First Contribution Agreement. This Agreement, such instruments and the First Contribution Agreement contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the Parties hereto after the date of this Agreement.

IN WITNESS HEREOF, each of the parties hereto has caused this Agreement to be signed as of the date first above written.

NAVIOS MARITIME HOLDINGS INC. a Marshall Islands Corporation
By:
Name: Title:

ANEMOS MARITIME HOLDINGS INC. a Marshall Islands Corporation
By:
Name: Title:

NAVIOS GP L.L.C. a Marshall Islands limited liability company
By:
Name: Title:

NAVIOS MARITIME PARTNERS L.P. A Marshall Islands limited partnership
By:
Name: Title:

NAVIOS MARITIME OPERATING L.L.C. A Marshall Islands limited liability company
By:
Name: Title:

SCHEDULE A

VESSEL OWNING SUBSIDIARIES AND VESSELS

Vessel Owning Subsidiary	Vessel	Jurisdiction of Registration	Number of Shares being sold
Libra Shipping Enterprises Corporation	Navios Libra II	Marshall Islands	[___]
Alegria Shipping Corporation	Navios Alegria	Marshall Islands	[___]
Gemini Shipping Corporation	Navios Gemini S	Marshall Islands	[___]
Galaxy Shipping Corporation	Navios Galaxy I	Marshall Islands	[___]
[________]	Navios Aldebaran	[________]	[___]
[________]	Navios Prosperity	[________]	[___]
[________]	Fantastiks	[________]	[___]